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                                                                EXHIBIT 10.13




                               KELLOGG COMPANY
                     EXECUTIVE COMPENSATION DEFERRAL PLAN



I.         NAME AND PURPOSE.

           The name of this Plan is the Kellogg Company Executive Compensation Deferral Plan. Its purpose is to provide for deferral of the payment of certain compensation earned by covered employees of the Company.

II.        EFFECTIVE DATE.

           The Plan is effective as of January 1, 1997.

III.       COVERED EMPLOYEES.

           To the extent that the Applicable Employee Remuneration of any Covered Employee for any taxable year of such employee is expected to exceed $950,000, such excess amount shall be deferred under the terms of this Plan until such employee's termination of employment with the Company. For the purposes of this Plan, the terms "Applicable Employee Remuneration" and "Covered Employee" shall have the meanings given under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations in effect thereunder from time to time.


IV.        DEFERRAL.

      (A) The amount of a Covered Employee's Applicable Employee Remuneration for any taxable year that is to be deferred hereunder shall be deducted from the Covered Employee's base salary in twelve equal monthly installments during the course of the taxable year, provided that the Company may adjust the amount of such deductions in the event of a change in the amount of the Covered Employee's Applicable Employee Remuneration during a taxable year. A Covered Employee whose compensation is deferred under the Plan is hereinafter called a "Participant".







































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V.         MAINTENANCE OF DEFERRED ACCOUNTS

           An record keeping account shall be established and maintained in the name of each Participant in the Plan. Compensation which is deferred hereunder shall be converted into Units based on the fair market value of the Company's common stock, and such Units (including, any fractional Units) shall be credited to the Participant's account. The conversion and crediting of compensation deferrals shall occur as of the date that such compensation would otherwise have been payable to the Participant. The fair market value per Unit shall be the average between the highest and lowest quoted selling price per share of common stock on the New York Stock Exchange Consolidated Reporting Tape. If there should be no sale of the shares of common stock of the Company on such date, then the price per share shall be the average between the highest and lowest quoted selling price on the Consolidated Reporting Tape on the next preceding day of which there shall have been a sale. Dividend equivalents earned on the basis of whole Units previously credited to the Participant's account shall be credited to the Participant's account as Units, including fractional Units, on the date any such dividend has been declared to be payable on shares of common stock of the Company by the Board of Directors of the Company. Units, excluding fractional Units, shall earn dividend equivalents from the date of crediting until the date of final valuation of the Units on the last day of the Participant's service as an employee. Dividend equivalents shall be computed by multiplying the dividend paid per share of common stock of the Company during the period Units are credited to a Participant's account times the number of whole Units so credited, but Units, excluding fractional Units, shall earn such dividend equivalents only as, if and when dividends are declared and paid on the common stock of the Company.



VI.        METHOD OF DISTRIBUTION OF DEFERRED COMPENSATION.

      (A) No distribution of deferred compensation may be made except as provided in this Section VI.

      (B) The final value of the Units, including fractional Units, credited to a Participant's account shall be computed in accordance with the provisions of the fourth and fifth sentences of Section V and determined on and as of the last day of a Participant's employment with the Company. The






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           value of Units, including fractional Units, credited to a
           Participant's account shall be paid to the Participant only in cash upon the termination of the Participant's employment with the Company either in a lump sum or up to ten (10) annual installments, as elected by the Participant prior to making any deferrals hereunder and pursuant to procedures established by the Company. Payment of the lump sum or the first annual installment shall be made or shall commence, as the case may be, as soon as practicable, but not later than fifteen (15) days following the date on which the Participant's employment terminates. If annual installments are to be made, the amount of the first payment shall be a fraction of the amount of the Participant's account as of the last day of a Participant's employment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of such subsequent payment shall be a fraction of the amount as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments minus the number of installments previously paid.

   (C) Each distribution of deferred compensation, subsequent to the first distribution, in annual installments, shall be made on January 10 (or, if that date is a Saturday, Sunday or holiday, the next business day) of the year, or years, as the case may be, of distribution.

   (D) The account will be credited with dividend equivalents in accordance with the Plan until the last day of the Participant's employment with the Company.

   (E) Interest shall accrue and be payable each succeeding January 10 (or, if that date is a Saturday, Sunday or holiday, the next business day), on and with respect to the total amount credited to a Participant's account on and as of the final valuation of said account on the Participant's last day of employment with the Company through the date of initial distribution and until the subsequent January 10 (or, if that date is a Saturday, Sunday or holiday, the next business day) on the total amount less the initial distribution. Such interest shall accrue at the prime corporate rate in effect (at Morgan Guaranty, New York City) on the last day of service. Regardless, if the Participant receives a lump sum distribution, such lump sum


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           distribution shall include the interest accrued through such date. Thereafter, interest will accrue on remaining principal amounts at the prime corporate rate in effect (at Morgan Guaranty, New York City) on January 10 of each succeeding year, and be payable in full on each immediately following January 10 (or, in each case, if such date is a Saturday, Sunday or holiday, the next business day) until all principal amounts in the Participant's account have been paid in accordance with his or her election regarding lump sum or installment payments of deferred amounts.

      (F)  At the written request of a Participant, the Plan's
           Administrative Committee, in its sole discretion, may accelerate payment of any installments at any time after the Participant's termination of employment with the Company, upon a showing of unforeseeable emergency by such Participant. For purposes of this paragraph, "unforeseeable emergency" is defined as severe financial hardship resulting from extraordinary and unanticipated circumstances arising as a result of one or more recent events beyond the control of the Participant. In any event, payment may not be made to the extent such emergency is or may be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not, itself, cause severe financial hardship; and (3) by cessation of deferrals under the Plan.
           Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.


VII.       DISTRIBUTION UPON DEATH.


           If any Participant dies while an employee of the Company or thereafter, before receiving all amounts credited to his or her account, the unpaid amount in the Participant's account shall be paid in one lump sum on the last business day of the month following the month of death to any beneficiary or beneficiaries designated by the Participant by written notice to the Company or, in the absence of such designation, to such Participant's estate.

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VIII.      PARTICIPANT'S RIGHTS IN ACCOUNT - UNFUNDED STATUS OF THE PLAN.

           A Participant shall not have any interest in any amount credited to his or her account until it is distributed in accordance with the Plan. Any and all cash payments made to a Participant pursuant to the Plan shall be made only from the general assets of the Company. All amounts deferred under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors and available for its use for whatever purposes are desired. With respect to amounts deferred, a Participant is merely a general creditor of the Company; and the obligation of the Company hereunder is purely contractual and shall not be funded or secured in any way.

IX.        NON-ALIENABILITY AND NON-TRANSFERABILITY.

           The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against amounts credited to the Participant's account and such amounts shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, change, garnishment, execution or levy of any kind, whether voluntary or involuntary, prior to distribution in accordance with Section VI.

X.         STATEMENT OF ACCOUNT.

           Statements will be sent to each Participant during February of each year as to the balance in the Participant's account as of the end of the previous calendar year.

XI.        ADMINISTRATION.

           The Administrator of this Plan shall be the Administrative Committee. The Plan's Administrative Committee shall consist of up to (but may be less than) three (3) persons who are not and cannot be Participants in the Plan and who shall be Directors of the Company. The Administrative Committee shall be appointed by the Compensation Committee of the Company. The Administrative Committee shall have authority to adopt rules and regulations for carrying out the


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           Plan and to interpret, construe and implement the provisions thereof.

XII.       AMENDMENT AND TERMINATION.

           The Plan may, at any time, be amended, modified or terminated by the Board of Directors or the Compensation Committee of the Company. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts accrued in his or her deferred compensation account. Notwithstanding the foregoing, as a consequence of any such amendment, modification or termination, the Board or Compensation Committee may provide in its sole discretion that the account of any Participant may be paid on an accelerated basis without regard to the payment election of the Participant or the tax affect that it may have for the Participant or his beneficiaries or estate.

XIII.      NOTICES.

           All notices to the Company hereunder shall be delivered to the attention of the Secretary of the Company.



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                   KELLOGG COMPANY EXECUTIVE DEFERRAL PLAN

                              NOTICE OF ELECTION




TO:  SECRETARY
     KELLOGG COMPANY


In accordance with the provisions of the Kellogg Company Executive Compensation Deferral Plan, I hereby elect to defer future compensation in excess of $950,000 (excluding expense reimbursements) otherwise payable to me for services as Chief Executive Officer of Kellogg Company as shown below.

The compensation deferred is to be paid to me in _____(a lump sum) or in _____ (Insert number from one through ten) annual installments, the first of which is payable on the last business day of the month in which my service as Chief Executive Officer terminates. All subsequent payments, if installments are elected, shall be payable on each subsequent January 10 (or if that date is a Saturday, Sunday or holiday, the next business day).


                                        ____________________________________
                                        Signature of Chief Executive Officer


                                        ____________________________________
                                        Date


Received on the ______ day of _______, 19____, on behalf of Kellogg Company.






                                        ____________________________________
                                        Secretary